                              AMENDED AND RESTATED
                                 CODE OF ETHICS
                                     OF THE
                                OPPENHEIMER FUNDS

                            DATED AS OF MAY 15, 2002

   This Code of Ethics has been adopted by each of the investment  companies for which  OppenheimerFunds,  Inc. ("OFI") or its subsidiaries or affiliates acts as
investment  adviser  (the  "Oppenheimer   funds");   by  OFI  and  each  of  its
subsidiaries;  and also by  OppenheimerFunds  Distributor,  Inc.  ("OFDI"),  the
principal  underwriter of the  Oppenheimer  funds, in compliance with Rule 17j-1
(the "Rule") under the  Investment  Company Act of 1940, as amended (the "Act"), to establish  standards  and  procedures  for the  detection  and  prevention of activities by which persons  having  knowledge of  recommended  investments  and investment  intentions of the Oppenheimer funds, other investment  companies and other clients for which OFI or its  subsidiaries or affiliates act as adviser or sub-adviser (collectively,  "Advisory Clients") may abuse their fiduciary duties and otherwise to deal with the type of conflict of interest  situations to which the rule is addressed.

   In  general,   the  fiduciary  principles  that  govern  personal  investment activities reflect, at the minimum, the following:  (1) the duty at all times to place the interests of Advisory  Clients  first;  (2) the  requirement  that all personal securities transactions be conducted consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's  position of trust and responsibility;  and (3) the
fundamental   standard  that   Advisory   Client   personnel   should  not  take
inappropriate advantage of their positions.

   1.   IMPORTANT GENERAL PROHIBITIONS

        The  specific  provisions  and  reporting  requirements  of this Code of
Ethics are concerned  primarily  with those  investment  activities of a Covered
Person (as defined below) who may benefit from or interfere with the purchase or sale of portfolio  securities by Advisory  Clients.  However,  both the Rule and this Code of Ethics  prohibit  any officer or director of an Advisory  Client as well as any Affiliate (as defined below) from using  information  concerning the investment  intentions of Advisory  Clients,  or their ability to influence such investment  intentions,  for  personal  gain or in a manner  detrimental  to the interests of any Advisory Client.  Specifically,  the Rule makes it unlawful for any such person,  directly or indirectly in connection with the purchase or sale of a "security held or to be acquired" by any Advisory Client to:

          (i)  employ any device,  scheme or artifice to defraud  such  Advisory
               Client;

         (ii)  make to such Advisory  Client any untrue  statement of a material fact or omit to state to such  Advisory  Client a  material  fact necessary in order to make the  statements  made, in light of the circumstances under which they are made, not misleading;

        (iii)  engage in any act, practice, or course of business which operates or would  operate  as a fraud or  deceit  upon any such  Advisory
               Client; or

         (iv)  engage in any manipulative practice with respect to such Advisory
               Client.

   2.   DEFINITIONS - As used herein:

        "ADVISORY CLIENT" means any Oppenheimer  fund, other investment  company or other  client  for  which OFI or its  affiliates  act as  adviser  or sub-adviser.

        "AFFILIATE"  means any  officer,  director,  trustee or employee of OFI,
        OFDI,   Centennial   Asset   Management    Corporation   ("CAMC"),   OAM
        Institutional,    Inc.,   HarbourView   Asset   Management   Corporation
        ("HarbourView") or Trinity Investment Management Corporation ("Trinity")
        as well as any persons who directly or indirectly control (as defined in the Act) their  activities.  It includes  but is not limited to "Covered
        Persons," other than Independent Directors.

        "BENEFICIAL  INTEREST"  means  any  interest  by which an  Affiliate  or
        Covered Person,  or any member of his or her immediate  family (relative by blood or  marriage)  living in the same  household,  can  directly or indirectly  derive  a  monetary  benefit  from  the  purchase,  sale  or ownership  of a security  except  such  interests  as a majority  of the
        Independent   Directors  of  the  affected   Oppenheimer  fund(s)  shall
        determine to be too remote for the purpose of this Code of Ethics.

        "COVERED  PERSONS"  means,  in addition to the officers and directors of
        OFI, OFDI, CAMC, OAM Institutional,  HarbourView,  Trinity and/or any of
        the Oppenheimer funds (1) any person who, in connection with his regular functions  or duties,  participates  in the  selection  of, or regularly obtains information regarding, the Securities currently being purchased, sold or considered for purchase or sale by any Advisory Client,  and who is also  an  employee  of OFI,  CAMC,  OAM  Institutional,  HarbourView,
        Trinity  or any other  entity  adopting  this Code of Ethics or, for the purposes of Paragraph 5(j) solely, the Sub-Adviser;  and (2) any natural person in a control relationship to an Advisory Client or its investment adviser who obtains information  concerning  recommendations made to the
        Advisory Client with regard to the purchase or sale of Securities by the
        Advisory Client.

        "INDEPENDENT  DIRECTOR"  means any director or trustee of an  investment company who is not an "interested  person" of OFI, any of its parents or subsidiaries,  or any of the  Oppenheimer  funds as  defined  by Section
        2(a)(19) of the Act.

        "INITIAL  PUBLIC  OFFERING"  means an offering of securities  registered under the Securities Act of 1933, the issuer of which immediately before the  registration,  was not  subject to the  reporting  requirements  of sections 13 or 15(d) of the Securities Exchange Act of 1934.

        "INVESTMENT  PERSON"  means (1) a Portfolio  Manager,  (2) a  securities analyst  or trader who  provides  information  and  advice to  Portfolio
        Managers or who helps execute a Portfolio Manager's  decisions,  (3) any
        other  person  who,  in  connection  with  his/her   duties,   makes  or
        participates in making  recommendations  regarding an Advisory  Client's purchase or sale of securities,  and (4) any natural person in a control relationship to an Advisory Client or its investment adviser who obtains information concerning  recommendations made to the Advisory Client with regard to the purchase or sale of Securities by the Advisory Client.

        "OPPENHEIMER  FUND"  for  purposes  of this  Code of  Ethics  means  any investment company registered under the Investment Company Act for which
        OFI,  CAMC,  HarbourView,  or  Trinity  is  the  investment  adviser  or sub-adviser.

        "PORTFOLIO  MANAGER"  means an  individual  entrusted  with  the  direct responsibility  and authority to make investment  decisions  affecting a particular Advisory Client.

        "PRIVATE  PLACEMENT" means an offering that is exempt from  registration under the  Securities  Act of 1933  pursuant to section  4(2) or section
        4(6) or pursuant to rule 504, rule 505 or rule 506 under the  Securities
        Act of 1933.

        "SECURITY"  includes any warrant or option to acquire or sell a security and financial futures contracts,  BUT EXCLUDES  securities issued by the
        U.S. government or its agencies, bankers' acceptances, bank certificates of deposit,  commercial paper, high quality  short-term debt instruments including repurchase agreements,  and shares of any open-end mutual fund not  traded  on an  exchange  which  is not  affiliated  with OFI or any affiliate of OFI. "High quality  short-term debt instrument"  shall mean an instrument  that has a maturity at issuance of less than 366 days and that  is  rated  in  one of  the  two  highest  rating  categories  by a
        Nationally Recognized Statistical Rating Organization (NRSRO).

        References  to a  "Security"  in the Code of Ethics  shall  include  any warrant  for,  option in, or  security or other  instrument  immediately convertible  into or whose value is derived from that "Security" and any instrument or right which is equivalent to that "Security."

        "SECURITY  HELD OR TO BE  ACQUIRED"  by an  Advisory  Client  means  any
        Security  which,  within the most recent 15 days (1) is or has been held by the Advisory Client or (2) is being considered by the Advisory Client or its investment adviser for purchase by the Advisory Client.

        A security is "being  considered  for purchase or sale" from the time an order is given by or on behalf  of the  Portfolio  Manager  to the order room of an  Advisory  Client  until  all  orders  with  respect  to that security are completed or withdrawn.

        "SUB-ADVISER"  means an investment adviser that acts as a sub-adviser to a portfolio advised by OFI or its affiliates.

   3.   PROHIBITED TRANSACTIONS

        (a)  No  Affiliate  or  Independent  Director  may  purchase or sell any
             Security  in which he or she has or thereby  acquires a  Beneficial
             Interest  with actual  knowledge  that a decision to place an order for the purchase or sale of the same Security by an Advisory Client had been made or proposed.

        (b)  No Covered  Person may purchase or sell any Security in which he or she has or  thereby  acquires a  Beneficial  Interest  with  actual
             knowledge   that,  at  the  same  time,  such  security  is  "being
             considered for purchase or sale" by an Advisory Client or that such security is the subject of an outstanding purchase or sale order by an Advisory Client.

        (c)  No Investment Person may purchase any Security in an Initial Public
             Offering.

        (d)  No  Investment  Person  may,  without  the  express  prior  written pre-approval  of the  Administrator  of this Code of  Ethics  which shall set forth the rationale supporting such pre-approval, acquire any  security in a Private  Placement,  and if a Private  Placement
             security is acquired,  such  Investment  Person must  disclose that investment  when  he/she  plays  a  part  in an  Advisory  Client's subsequent  consideration of any investment in that issuer,  and in such  circumstances,  an  independent  review shall be conducted by
             Investment Persons who do not have an interest in the issuer and by the Administrator.

        (e)  A Portfolio  Manager may not purchase or sell any  Security  within seven  (7)  days  before  or  after  the  purchase  or sale of that
             Security  by an  Advisory  Client of which  he/she  is a  Portfolio
             Manager.

             Notwithstanding  the  foregoing,   if  the  Advisory  Client  is  a
             newly-established  separate  account with assets of $100 million or more for which the Securities purchased by the Portfolio Manager to open the separate  account are as directed by a "buy list" compiled by OFI (or a subsidiary of OFI), the seven (7) day personal trading prohibition  shall not apply on the date the  separate  account  is opened to  Securities  that were on the "buy list" during the seven
             (7) days  preceding  the  opening of the  separate  account IF such
             Securities  are in the S&P 500  Index  and  the  Portfolio  Manager
             limits  personal  trades in any such Security  during the seven (7)
             days  before or after the  opening of the  separate  account to the greater of 100 shares or $10,000.

             Any profits  realized on trades  prohibited  by this section  3.(e)
             shall be disgorged.

        (f)  An Investment Person may not purchase and sell or sell and purchase any Security  within any sixty (60) day period,  with the exception of (i) the  instruments  listed in section  3(k) when used for bona fide hedging purposes and with prior approval of the  Administrator of the Code of  Ethics,  or (ii) a Security  traded at a loss.  Any profits  realized on trades  prohibited by this section 3.(f) shall be disgorged.

        (g)  An  Investment  Person may not accept any gifts or anything else of more than a  de-minimis  value from any person or entity  that does business with or on behalf of an Advisory Client.

        (h)  A purchase  or sale of a Security by an  Investment  Person that is otherwise  permitted  by this  Code of Ethics  may not be  effected until the  Investment  Person first obtains  written  pre-clearance from the Administrator or the Administrator's designee and, if such pre-clearance is obtained from the Administrator's designee, a copy
             of  the  written   pre-clearance   is  promptly   received  by  the
             Administrator.

        (i)  No  Investment  Person  may  serve  on the  board of  directors  or trustees of a publicly-traded  corporation or other business entity without the prior written approval of the Administrator.

        (j)  No Covered  Person  other than an  Independent  Director may sell a security short, except, with prior approval of the Administrator of the Code of Ethics, a short sale as a hedge against a long position in the same security.

        (k)  A Covered  Person,  with the exception of an Independent  Director, may not purchase or sell options or futures, other than options and futures related to broad-based  indices,  U.S. Treasury securities,
             currencies  and  long   portfolio   positions  in  the  same  or  a
             substantially similar security.  When used as a bona fide hedge and with prior approval of the Administrator of the Code of Ethics, the instruments  listed in this  section  3(k) are not  subject  to the
             60-day hold requirement of section 3(f).

   4.   EXEMPT TRANSACTIONS

        Neither the  prohibitions  nor the reporting  requirements  of this Code apply to:

        (a)  Purchases  or sales of  Securities  for an  account  over  which an
             Affiliate  or  Covered  Person has no direct  control  and does not exercise indirect control.

        (b)  Involuntary  purchases  or sales  made by  either an  Affiliate  or
             Covered Person or any Fund.

        (c)  Purchases  which  are part of an  automatic  dividend  reinvestment plan.

        (d)  Purchases  resulting  from the exercise of rights  acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer and the sale of such rights.

        (e)  Purchases or sales which receive the express  written  approval and pre-clearance  of the  Administrator of this Code of Ethics because the  purchase  or sale will not  occasion  the  improper  use of an
             Advisory  Client's  proprietary  information  or an  abuse  of  the individual's  position of trust and  responsibility  to an Advisory
             Client and because:

               (i)  their potential harm to an Advisory Client is remote;

              (ii)  they  would be  unlikely  to  affect a highly  institutional market; or

             (iii)  they are  clearly  not related  economically  to  securities being considered for purchase or sale by an Advisory Client.

   5.   REPORTING REQUIREMENTS

        (a)  Within ten (10) days after the end of each  calendar  quarter,  all
             Covered Persons shall make a written report to the Administrator of this  Code of  Ethics  of all  non-exempt  securities  transactions occurring  in the  quarter by which they  acquired or disposed of a
             Beneficial   Interest  in  any  security   and  if  no   non-exempt
             transaction in a security occurred during the quarter,  the written report shall so state.

             However,  a Covered  Person shall not be considered in violation of this Code of Ethics for not making a  quarterly  report if all such
             information   required  by  that  report  is   contained  in  trade
             confirmations  and account  statements  previously  provided to the
             Administrator of this Code of Ethics for the time period covered by that quarterly report.

        (b)  An Independent  Director need only report  non-exempt  transactions
             (in which he or she has had a  Beneficial  Interest)  in a Security
             (excluding,  for purposes of this subparagraph (b), open-end mutual funds  affiliated  with OFI or any affiliate of OFI) which,  at the time,  such Director knew, or in the ordinary  course of fulfilling his or her duties,  should have known was  purchased or sold or was being or had been  considered  for  purchase or sale by an Advisory
             Client during the fifteen (15) day period immediately  preceding or after the date of the Independent  Director's transaction and if no non-exempt  transaction in a security  occurred during the quarter, the written  report,  if any, shall so state. A written report will not be required  for any quarter in which an  Independent  Director has only exempt transactions to report.

        (c)  Transactions in an account  identified to the Administrator of this
             Code of Ethics need not be otherwise reported if the Covered Person shall have authorized disclosure of all securities  transactions in the account to the Administrator  and furnished such  Administrator copies of all  confirmations and monthly  statements  pertaining to such account.

        (d)  Such QUARTERLY  REPORT must contain the following  information with respect to each reportable transaction:

               (i)  Name(s) in which the account is registered  and the date the account was established;

              (ii)  Date and nature of the  transaction  (purchase,  sale or any other type of acquisition or disposition);

             (iii)  Title, number of shares, principal amount, interest rate and maturity (as  applicable)  of each security and the price at which the transaction was effected;

              (iv)  Name of the broker,  dealer or bank with or through whom the transaction was effected; and

               (v)  the date the report is submitted.

        (e)  Any  such  report  may  contain  a  statement  that it is not to be construed as an admission  that the person making it has or had any direct or indirect Beneficial Interest in any security to which the report relates.

        (f)  All Covered Persons other than Independent  Directors shall arrange for copies of confirmations of all personal securities transactions and periodic  statements of securities accounts to be sent directly to the Administrator.

        (g)  All  Covered  Persons  other  than   Independent   Directors  shall
             INITIALLY,  within ten (10) days of becoming a Covered Person,  AND
             AT LEAST ANNUALLY  THEREAFTER make a WRITTEN HOLDINGS REPORT to the
             Administrator of the Code of Ethics with the following  information
             (such information, as to the annual report, must be current as of a date no more than 30 days before the report is submitted):

               (i)  Name(s) in which the account is registered  and the date the account was established;

              (ii)  Title, number of shares, principal amount, interest rate and maturity (as applicable) of each security;

             (iii)  Name of the broker,  dealer or bank with whom the account is maintained; and

              (iv)  the date the report is submitted.

        (h)  All Covered  Persons shall,  at least  annually,  certify that they have read and understand the Code of Ethics and recognize that they are subject thereto.

        (i)  All Covered Persons other than Independent  Directors shall certify annually, that they have complied with the requirements of the Code of Ethics and that they have  disclosed  or reported  all  personal securities  transactions  and holdings  required to be disclosed or reported pursuant thereto.

        (j)  (1)  The Sub-Adviser  shall,  within thirty (30) days after the end of each  calendar  quarter,  submit a  written  report  to the
                  Administrator of the Code of Ethics setting forth all personal securities transactions by all Covered Persons employed by the
                  Sub-Adviser  which  occurred  within  fifteen  (15)  days of a transaction in the same security by an Advisory Client advised by the Sub-Adviser; or

             (2)  Alternatively,  where a Sub-Advisor for an Oppenheimer fund or portfolio  thereof has adopted its own Code of Ethics which is acceptable  to the  Independent  Directors of the  Oppenheimer
                  funds  and which  complies  with the  provisions  of the Rule,
                  then,   if  acceptable  to  the  Board  of  Directors  of  the
                  Oppenheimer fund involved:

                    (i)  the  Sub-Adviser's  Code of  Ethics  shall  govern  the activities of the Sub-Adviser and its access persons;

                   (ii)  the Administrator of the  Sub-Adviser's  Code of Ethics
                         shall,  within  thirty  (30)  days  of the  end of each
                         quarter,  submit a report to the Board of  Directors of
                         each Oppenheimer fund of which it is a Sub-Adviser:

                         (a)  certifying   that  within  the  last   quarter  no
                              violations  of such Code of Ethics  have  occurred
                              with respect to Covered Persons of the Oppenheimer
                              funds affiliated with the Sub-Adviser; or

                         (b)  if  any   such   violations   have   occurred,   a
                              description of the violation,  the identity of the
                              individual(s)  involved and the sanction,  if any,
                              imposed;

                  (iii)  the Administrator of the  Sub-Adviser's  Code of Ethics
                         shall submit a report, at least annually,  to the Board
                         of Directors of each  Oppenheimer  fund  sub-advised by
                         Sub-Adviser, which:

                         (a)  summarizes any changes in the  Sub-Adviser's  Code
                              of Ethics made during the past year;

                         (b)  identifies  any  violations  of the  Sub-Adviser's
                              Code  of  Ethics  requiring  significant  remedial
                              action  during  the past  year and  describes  the
                              remedial action taken;

                         (c)  identifies  any  recommended  changes in  existing
                              restrictions  or procedures  based upon experience
                              under the Sub-Adviser's  Code of Ethics,  evolving
                              industry  practices or  developments in applicable
                              laws or regulations;

                         (d)  certifies  that the  procedures  set  forth in the
                              Sub-Adviser's  Code of Ethics  were as  reasonably
                              necessary   to  prevent   Covered   Persons   from
                              violating the Code of Ethics; and

                   (iv)  the Administrator of this Code of Ethics shall not have responsibility for overseeing the Code of Ethics of the
                         Sub-Adviser  but shall request,  on behalf of the Board
                         of Directors of the Oppenheimer funds, that Sub-Adviser
                         submit the reports required by this Section 5(j).

   6.   CONFIDENTIALITY OF ADVISORY CLIENT TRANSACTIONS

        Until  disclosed in a public report to shareholders or to the SEC in the normal course,  all information  concerning the securities "being considered for purchase  or sale" by any  Advisory  Client  shall be kept  confidential  by all
Covered Persons and disclosed by them only on a need to know basis in accordance with  practices  and  policies  developed  and  periodically  reviewed for their continuing  appropriateness  by an officer of OFI designated for this purpose by its Chairman or President.  Any questions  regarding  confidentiality  are to be directed  to the  Administrator  of this  Code of  Ethics  or to  OFI's  General
Counsel.  It shall be the  responsibility  of the  Administrator of this Code of
Ethics to be  familiar  with  such  practices  and  policies  and to report  any inadequacy found by him to OFI and the directors of the Oppenheimer funds or any committee appointed by them to deal with such information.

   7.   SANCTIONS

        Any violation of this Code of Ethics shall be subject to the  imposition of such sanctions by OFI as may be deemed appropriate under the circumstances to achieve  the  purposes  of the Rule  and this  Code of  Ethics  and may  include suspension or termination of employment,  a letter of censure and/or restitution of an amount equal to the  difference  between the price paid or received by the affected Advisory  Client(s) and the more advantageous price paid or received by the offending  person except that sanctions for violation of this Code of Ethics by an  Independent  Director  of an  Oppenheimer  fund will be  determined  by a majority vote of its other Independent Directors.

   8.   ADMINISTRATION AND CONSTRUCTION

        (a)  The   administration   of  this  Code  of   Ethics   shall  be  the
             responsibility  of a person  nominated  by OFI and  approved by the
             Independent  Directors  of each  of the  Oppenheimer  funds  as the
             "Administrator" of this Code of Ethics.

        (b)  The duties of such Administrator will include:

                (i)  Continuous  maintenance  of a current  list of the names of all Covered  Persons  with an  appropriate  description  of their title or employment;

               (ii)  Furnishing  all  Covered  Persons  a copy of  this  Code of
                     Ethics and initially  and  periodically  informing  them of their duties and obligations thereunder;

              (iii)  Designating,  as desired,  appropriate  personnel to review transaction  and  holdings  reports  submitted  by  Covered
                     Persons;

               (iv)  Maintaining or supervising  the  maintenance of all records required by the Code of Ethics;

                (v)  Preparing  listings  of all  transactions  effected  by any
                     Covered  Person  within  fifteen  (15)  days of the date on which the same  security was held,  purchased or sold by an
                     Advisory Client;

               (vi)  Determining whether any particular  securities  transaction should be exempted  pursuant to the provisions of Paragraph
                     4(e) of this Code of Ethics;

              (vii)  Issuing either personally or with the assistance of counsel as may be appropriate,  any  interpretation of this Code of
                     Ethics which may appear  consistent  with the objectives of the Rule and this Code of Ethics.

             (viii)  Conducting such  inspections or  investigations,  including scrutiny of the  listings  referred to in the  subparagraph
                     (v) above,  as shall  reasonably  be required to detect and
                     report,   with   his/her   recommendations,   any  apparent
                     violations  of  this  Code  of  Ethics  to  OFI  and to the
                     directors  of  the  affected   Oppenheimer   funds  or  any
                     committee appointed by them to deal with such information;

               (ix)  Submitting a quarterly  report to the Board of Directors of each Oppenheimer fund  potentially  affected,  containing a description  of any  violation  and the  sanction  imposed;
                     transactions  which suggest the possibility of a violation;
                     interpretations  issued by and any  exemptions  or  waivers found  appropriate  by the  Administrator;  and  any  other significant  information  concerning the appropriateness of this Code of Ethics.

                (x)  Submitting a written  report at least annually to the Board of Directors or Trustees of each Oppenheimer fund which:

                     (a)  summarizes  existing  procedures  concerning  personal investing  and  any  changes  in the  procedures  made
                          during the past year;

                     (b)  identifies   any  violations   requiring   significant
                          remedial action during the past year and describes the
                          remedial action taken;

                     (c)  identifies   any   recommended   changes  in  existing
                          restrictions or procedures based upon experience under
                          the Code of Ethics,  evolving  industry  practices  or
                          developments in applicable laws or regulations;

                     (d)  reports  with  respect to the  implementation  of this
                          Code  of  Ethics  through   orientation  and  training
                          programs and on-going reminders; and

                     (e)  certifies  that the  procedures set forth in this Code of Ethics  were as  reasonably  necessary  to  prevent
                          Covered Persons from violating the Code of Ethics.

               (xi)  Maintaining periodic educational conferences to explain and reinforce the terms of this Code of Ethics.

   9.   REQUIRED RECORDS

        The Administrator shall maintain and cause to be maintained in an easily accessible place, the following records:

        (a)  A copy of any Code of Ethics adopted pursuant to the Rule which has been in effect during the most recent five (5) year period;

        (b)  A record of any  violation  of any such Code of Ethics,  and of any action taken as a result of such  violation,  within five (5) years from  the end of the  fiscal  year of OFI in which  such  violation occurred;

        (c)  A copy of each  report made by a Covered  Person,  as well as trade confirmations and account  statements that contain  information not duplicated in such  reports,  within five (5) years from the end of the fiscal year of OFI in which such report is made or  information is provided, the first two (2) years in an easily accessible place;

        (d)  A copy of each  report  made by the  Administrator  within five (5)
             years from the end of the fiscal  year of OFI in which such  report is made or issued,  the first two (2) years in an easily accessible place;

        (e)  A list, in an easily  accessible  place, of all persons who are, or within the most recent five (5) year period have been,  required to make  reports  pursuant  to the Rule and this Code of Ethics or who are or were responsible for reviewing these reports; and

        (f)  A record of any decision,  and the reasons supporting the decision, to  permit an  Investment  Person  to  acquire a Private  Placement security,  for at least five (5) years  after the end of the fiscal year in which permission was granted.

   10.  AMENDMENTS AND MODIFICATIONS

        This Code of Ethics may not be amended or  modified  except in a written form  which  is  specifically  approved  by  majority  vote  of the  Independent
Directors of each of the Oppenheimer funds.

Dated as of: May 15, 2002

                                      Adopted by the Board of Trustees/Board I
                                      April 11, 2002

                                      /s/ KATHERINE P. FELD
                                      ------------------------------------------
                                      Katherine P. Feld, Assistant Secretary

                                      Adopted by the Board of Trustees/Board II
                                      April 23, 2002

                                      /s/ KATHERINE P. FELD
                                      ------------------------------------------
                                      Katherine P. Feld, Assistant Secretary

                                      Adopted by the Board of Trustees/Board III
                                      April 8, 2002

                                      /s/ KATHERINE P. FELD
                                      ------------------------------------------
                                      Katherine P. Feld, Assistant Secretary